Exhibit 99.1

CONTACT: Susan A. Knudson Executive Vice President & CFO Histogen Inc. ir@histogen.com

Histogen Strengthens Board of Directors with Appointment of Industry Leader Susan Windham-Bannister, Ph.D.

SAN DIEGO, March 10, 2021 – Histogen Inc. (NASDAQ: HSTO), a clinical-stage therapeutics company focused on developing potential first-in-class restorative therapeutics that ignite the body’s natural process to repair and maintain healthy biological function has appointed Susan R. Windham-Bannister, Ph.D. to its Board of Directors.

“Histogen has a compelling story, both in its platform technology and in its product opportunities,” said Windham-Bannister. “I’m very pleased to join Histogen at this pivotal time, and I look forward to bringing my broad industry experience and strategic insight to the Histogen board as we look to drive value through focused clinical development and strategic growth in 2021 and beyond.”

Dr. Windham-Bannister is an internationally recognized expert in innovation, market access and market optimization strategies. She has been recognized by Biosphere as one of the “10 Most Prominent African American Science Leaders,” the Boston Globe as one of the “10 Most Influential Women in Biotech,” by Boston Magazine as one of the “50 Most Powerful Women in Boston” and is the President of the National Board of Directors of the Association for Women in Science (AWIS). Dr. Windham-Bannister currently serves as the President and CEO of Biomedical Growth Strategies, LLC and as immediate past President and CEO of the Massachusetts Life Sciences Center (MLSC), a state-funded investment organization charged with administering a $1-billion Life Sciences investment fund created by Governor Deval Patrick in June 2008. These advisory firms and other organizations leverage Dr. Windham-Bannister’s experience as a business strategist.

Before assuming her role at the MLSC, Dr. Windham-Bannister was a co-founder and Managing Partner of Abt Bio-Pharma Solutions (ABS), a boutique consulting firm of 300 experts serving life sciences companies. She also led the firm’s Commercial Strategy Group, which formulated market access and competitive business strategies for global clients. In her 35-year consulting career, she has been instrumental in the successful launch of numerous well-known therapeutics, medical devices and novel biomarkers, and has supported several high-profile M&A transactions. Her client base has included Fortune 50 life sciences companies (Pfizer, Merck, Novartis, Roche), technology (IBM, GE), large healthcare delivery systems and health plans (Partners, Humana, BlueCross and BlueShield), and financial services companies (CIGNA, Prudential, The Hartford, CitiGroup).

Dr. Windham-Bannister received a B.A. from Wellesley College, a Doctorate in Health Policy and Management from the Florence Heller School at Brandeis University, and a Doctor of Science from Worcester Polytechnic Institute (honoris causa). She completed her doctoral work at the Heller School under a fellowship from the Ford Foundation and was also a post-doctoral fellow at Harvard University’s John F. Kennedy School. Dr. Windham-Bannister also served as a Fellow in the Center for Science and Policy (CSAP) at Cambridge University, Cambridge, England.

“On behalf of the entire Board of Directors, it is a pleasure to welcome Dr. Windham-Bannister to our team," said David H. Crean, Ph.D., Chairman of the Board of Directors. "Her strong experience across a range of strategic and executive roles in the life sciences sector will be highly instrumental as we continue to advance our clinical stage opportunities and build out our pipeline. I look forward to working alongside her and leveraging her unique expertise.  I also wish to thank Mr. Hayden Zhang, who will be stepping down from the

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Board of Directors, for his many years of service to Histogen.  Mr. Zhang became a director of the Company in August 2016, when an affiliate of Huapont Life Sciences Co Ltd, a company with which Mr. Zhang is affiliated, made a strategic investment into Histogen.”

About Histogen Inc.

Histogen Inc. is a clinical-stage therapeutics company focused on developing potential first-in-class restorative therapeutics that ignite the body’s natural process to repair and maintain healthy biological function. Histogen’s innovative technology platform utilizes cell conditioned media and extracellular matrix materials produced by hypoxia-induced multipotent cells. Histogen’s proprietary, reproducible manufacturing process provides targeted solutions across a broad range of therapeutic indications including hair growth, dermal rejuvenation, joint cartilage regeneration and spinal disk repair. For more information, please visit www.histogen.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. For example, we are using forward-looking statements when we discuss Histogen’s future operations and its ability to successfully initiate and complete clinical trials, obtain clinical trial data and achieve regulatory milestones and related timing; the potential that future clinical trials will establish efficacy of Histogen’s product candidates; the nature, strategy and focus of Histogen’s business; the sufficiency of Histogen’s cash resources and ability to achieve value for its stockholders; and the development and commercial potential and potential benefits of any of Histogen’s product candidates. Histogen may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Because such statements deal with future events and are based on Histogen’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of it that could differ materially from those described in or implied by the statements in this press release, including: the uncertainties associated with the clinical development and regulatory approval of Histogen’s product candidates, including potential delays in the commencement, enrollment and completion of clinical trials; the potential that earlier clinical trials and studies of Histogen’s product candidates may not be predictive of future results; risks related to business interruptions, including the outbreak of COVID-19 coronavirus, which could seriously harm Histogen’s financial condition and increase its costs and expenses; and the requirement for additional capital to continue to advance these product candidates, which may not be available on favorable terms or at all. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including those risks discussed in Histogen’s filings with the Securities and Exchange Commission. Except as otherwise required by law, we disclaim any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events, or circumstances or otherwise.

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